                                                                  EXHIBIT 10.1.2



CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY AN ASTERISK AND ENCLOSED BY BRACKETS. THE CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



________________________________________________________________________________




    Amendment No. 2 to the Master Software License and Distribution Agreement
                           (Contract No. 220-00-0134)

               between Cellco Partnership (d/b/a Verizon Wireless)

                                       and

                           Smith Micro Software, Inc.



________________________________________________________________________________

                                                     CONTRACT NO. 750-33576-2001


                             AMENDMENT NO. 2 TO THE
               MASTER SOFTWARE LICENSE AND DISTRIBUTION AGREEMENT
                       (CONTRACT NO. 220-00-0134) BETWEEN
    CELLCO PARTNERSHIP, A DELAWARE GENERAL PARTNERSHIP D/B/A VERIZON WIRELESS
                                       AND
                           SMITH MICRO SOFTWARE, INC.

THIS AMENDMENT NO. 2 ("AMENDMENT") amends the Master Software License and Distribution Agreement ("Agreement") between Cellco Partnership, a Delaware general partnership d/b/a Verizon Wireless ("Verizon Wireless") on behalf of itself and for the benefit of its Affiliates and Smith Micro Software, Inc. ("SMSI"). This Amendment shall be effective on March 31, 2003 (the "Effective Date"), unless terminated in accordance with the Agreement (Termination).

WHEREAS, Verizon Wireless and SMSI entered into a Master Software License and Distribution Agreement dated December 1,2000; and

WHEREAS, Verizon Wireless and SMSI now desire to amend the Agreement to include additional project(s) as set forth herein.

NOW, THEREFORE, in consideration of the foregoing promises, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, SMSI agrees [*] to add 1xRTT/802.11(WiFi) combination functionality in accordance with the provisions set forth herein and on Schedule A1, attached hereto and incorporated herein. The work to be performed hereunder is within SMSI's planned development of the Software under Section 2.2 of the Agreement. In addition, SMSI shall license to Verizon Wireless, QuickLink(R) Mobile Phonebook software in accordance with the provisions set forth on Schedule A-2, attached hereto and incorporated herein.

     1. This Amendment is an integral part of the Agreement. The terms used herein which are defined or specified in the Agreement shall have the meanings set forth in the Agreement. If there are any inconsistencies between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall control.

     2. Section 1.1, Definitions, shall be deleted in its entirety and replaced with the following:

             "1.1          Definitions

                           a. "Affiliate" means any entity that controls, is controlled by, or is under common control with Verizon Wireless.



-----------
* Confidential Treatment has been requested for certain redacted provisions of this agreement. The redacted provisions are identified by an asterisk and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

                           b. "Agreement" refers to this Master Software License and Maintenance Agreement.

                           c. "Combination Client" means the software product which shall enable Verizon Wireless end-users to access both the Verizon Wireless 1xRTT and Verizon Wireless WiFi networks. Such Combination Client shall also contain the Hot Spot Directory and shall support any 1xRTT or 802.11 capable hardware device supported by Verizon Wireless.

                           d. "Distributed" shall mean copies of the software shipped or downloaded.

                           e. "Final Software" shall mean, for purposes of sections 3.3 and 3.4 of the Agreement, the software product which exists at the moment or time of expiration or termination of this Agreement.

                           f. "Hot Spot Directory" means the listing of all WiFi access points available for access by all Verizon Wireless subscribers.

                           g. "Order" refers to a written order from Verizon Wireless for the license from SMSI of the Single Client or the Combination Client and/or purchase of Related Services.

                           h. "Outstanding Order" refers to an Order for which license to the Single Client or the Combination Client described therein or for which any Related Service described therein has not been accepted.

                           i. "Party" refers to either Verizon Wireless or SMSI, as the context requires; both Verizon Wireless and SMSI may be collectively referred to as the "Parties."

                           j. "QuickLink Phone Book refers to SMSI's QuickLink Phone Book software program.

                           k. "Related Services" means those services such as technical support, training, and [*] which SMSI will provide to Verizon Wireless hereunder. Those Related Services which will be provided by SMSI and the charges therefore, if any, are set forth on Schedules A, A-1, A-2 and B, attached hereto and incorporated herein by reference.

                           l. "Single Client" refers to the previously developed software product which enables Verizon Wireless subscribers to access the Verizon Wireless 1xRTT


-----------
* Confidential Treatment has been requested for certain redacted provisions of this agreement. The redacted provisions are identified by an asterisk and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

                           network.

                           m. "Software" refers to the computer program and applications, available hereunder as described in Schedules A, A-1 and A-2, and includes all related documentation and manuals.

                           n. "1xRTT" means Single Carrier (lx) Radio Transmission Technology. It is a Third Generation
                           (3G) wireless technology for the CDMA platform that has the capability of speeds up to one hundred forty-four (144) kbps. For terms of this Agreement, 1xRTT may also be referred to as "Wireless Wide Area Network (WWAN)" or "Express Network."

                           o. "802.1l/WiFi" means Wireless Fidelity and generically applies to all 802.11 networks, 802.11 networks provide high speed access to subscribers in specific HotSpot locations (Access Points). The terms
                           802.11 and WiFi are synonymous.

         [*]

         4.   The following shall be added as Section 3.3 of the Agreement:

              3.3  In the event the Agreement is terminated as a result of:
                   (1) a material default of SMSI which has not been cured: or;
                   (2) because SMSJ unilaterally chooses not to renew this
                   Agreement:

                   3.3.1 SMSI shall grant to Verizon Wireless, subject to the terms and conditions of this Agreement, for the balance of the then current term and, at Verizon Wireless' option, for one (1) additional one (1) year term beyond termination or expiration of the Agreement, an irrevocable, non-exclusive, non-transferable (except to a parent or Affiliate of Verizon Wireless), limited license to use all previously licensed copies of the Final Software acquired under this Agreement.

                   3.3.2 Provided Verizon Wireless continues to pay the license fees to acquire new licenses to use the Combination Client and the QuickLink(R) Mobile Phonebook software, SMSI shall grant to Verizon Wireless, subject to the terms and conditions of this Agreement, at Verizon Wireless' option, for five (5) years, the irrevocable, non-exclusive, non-transferable (except to a parent or Affiliate of Verizon Wireless), limited right to manufacture or have manufactured, enhance or have enhanced, market and distribute the Final Software, and the QuickLink(R) Mobile Phonebook software to distributors, re-sellers, OEM customers of Verizon Wireless, subscribers of Verizon Wireless and end-users.


-----------
* Confidential Treatment has been requested for certain redacted provisions of this agreement. The redacted provisions are identified by an asterisk and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

                           [*]

         5.   The following shall be added as Section 3.4 of the Agreement:

              3.4 In the event Verizon Wireless chooses not to renew the Agreement and therefore causes the Agreement to terminate:

                   3.4.1 SMSI shall grant to Verizon Wireless, subject to the terms and conditions of this Agreement, for one (1) additional one (1) year term, an irrevocable, non-exclusive, non-transferable (except to a parent or Affiliate of Verizon Wireless), limited license to use all previously licensed copies of the Final Software acquired under this Agreement.

                   3.4.2 Provided Verizon Wireless continues to pay the license fees to acquire new licenses to use the Final Software and the QuickLink(R) Mobile Phonebook software, SMSI shall grant to Verizon Wireless, subject to the terms and conditions of this Agreement, for one (1) additional one (1) year term, the irrevocable, non-exclusive, non-transferable (except to a parent or Affiliate of Verizon Wireless), limited right to manufacture or have manufactured, market and distribute the Final Software, and the QuickLink(R) Mobile Phonebook software to distributors, re-sellers, OEM customers of Verizon Wireless, subscribers of Verizon Wireless and end-users.

         6. Section 5.1 License Fees, shall be deleted in its entirety and replaced with the following:

              "5.1 License Fees.

              [*]

              c. SMSI may suspend its performance under this Agreement if any payment by Verizon Wireless [*] is past due, sixty (60) days from receipt of written notice to Verizon Wireless that such payment is past due.

         7. Survival. Obligations and rights in connection with this Agreement which by their nature would continue beyond the Termination or expiration of this Agreement, including, without limitation, those in Sections II, 3.2, 3.3, 3.4, 5.1, VIII, IX, X and XIII will survive the Termination or expiration of this Agreement.

     8. Schedule A, Software and Related Services - Description and Price List shall be renamed to



-----------
* Confidential Treatment has been requested for certain redacted provisions of this agreement. The redacted provisions are identified by an asterisk and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

         "Schedule A, Single Client and Related Services -- Description and Pricing."

     9. Schedule A-1, Combination Client and Related Services - Description and Pricing, shall be added to the Agreement in the form attached hereto.

     10. Schedule A-2, QuickLink(R) Mobile Phonebook software and Related Services --Description and Pricing, shall be added to the Agreement in the form attached hereto.

     11. Except as specifically provided hereunder, the terms and conditions of the Agreement shall remain in full force and effect as set forth therein.

         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized officers or representatives.


CELLCO PARTNERSHIP                                 Smith Micro Software, Inc
d/b/a Verizon Wireless

By:  /s/ Ted L. Hoffman                            By:  /s/ William W. Smith Jr.

Name: Ted L. Hoffman                               Name:  William W. Smith Jr.

Title:  Staff VP - Technical Development           Title: CEO/President

Date: 6/24/03                                      Date: June 19, 2003

                                  SCHEDULE A-1

         COMBINATION CLIENT AND RELATED SERVICES - DESCRIPTION AND PRICING

1.       SOFTWARE DESCRIPTION

2.       SOFTWARE DESCRIPTION: Verizon Wireless currently offers 1xRTT
         (Express Network) service access through the Single Client which is available on a CD and included in the QuickLink Mobile Office data kit. The Combination Client being developed under this Amendment will enhance the Single Client to provide access to the 802.11 (WiFi) network. WiFi is synonymous with 802.11.

         The Combination Client will search for and display available 1xRTT (Express Network) or 802.11 (WiFi) networks and provide a "user friendly" method to access those networks. The Combination Client can be enabled with access to both the 1xRTT and 802.11 (WiFi) networks or enabled for access to "1xRTT only" or "WiFi only". Both 1xRTT and
         802.11 (WiFi) are industry standard high speed networks.

         This enhancement will provide the end user easy access to the 802.11
         (WiFi) network through a client.

 [*]








-----------
* Confidential Treatment has been requested for certain redacted provisions of this agreement. The redacted provisions are identified by an asterisk and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

                                  SCHEDULE A-2

QUICKLINK(R) MOBILE PHONEBOOK SOFTWARE AND RELATED SERVICES - DESCRIPTION AND PRICING

1.       SOFTWARE NAME: QuickLink(R) Mobile Phonebook

2. SOFTWARE DESCRIPTION: This software will provide advanced phone book capabilities to Verizon Wireless end-users. QuickLink(R) Mobile Phonebook is an easy to use application that lets the user manage their wireless handset's phone book on their computer. Users can edit, delete and add new entries using a PC keyboard. When the user is done they can update their cell phone with the new information. It also allows importing of entries from Outlook, Outlook Express, ACT, Goldmine and any other csv format text file. Users can also export their phonebook directly to Outlook or to a csv format text file. The phonebook can also be saved as a file on the PC for backup or distribution purposes. In order to ease the management and organization of entries in the cell phone, the application also provides features like sorting and moving of entries from one location to another through simple drag and drop techniques.

[*]



-----------
* Confidential Treatment has been requested for certain redacted provisions of this agreement. The redacted provisions are identified by an asterisk and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

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